Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: May 14, 2009

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC.  REPORTS THIRD QUARTER UNAUDITED RESULTS

Denver, Colorado — May 14, 2009 - Sport-Haley, Inc. (NASDAQ — SPOR) (“Sport-Haley” or the “Company”) today reported unaudited earnings for its third fiscal quarter and nine months ended March 31, 2009.

Net sales of fashion apparel for the three months ended March 31, 2009, were $2,852,000, a decrease of $1,887,000, or 40%, from net fashion apparel sales of $4,739,000 for the comparable three-month period in the prior fiscal year. Net sales of fashion apparel for the nine months ended March 31, 2009, were $8,901,000, a decrease of $3,631,000, or 29%, from net fashion apparel sales of $12,532,000 for the comparable nine-month period in the prior fiscal year.

We consider the current recession of the United States economy to be a large contributing factor to the decrease in our fashion apparel sales. Our customers and other apparel distributors have indicated that cutbacks in consumer spending have caused reductions of fifty percent or more in apparel sales during the economic downturn over the last several months, and it appears that men’s apparel brands have been adversely affected more than have women’s brands. We believe that our SPORT HALEY® fashion apparel brand may be better positioned to maintain market share in weak economic times than our Ben Hogan® fashion apparel brand, which is subject to greater competition within the country club and resort markets in which we primarily operate. In order to bolster future sales, we have concentrated our marketing efforts on maintaining market share within our core business channels and increasing our market presence in upscale retail markets, as well as penetrating further into corporate markets.

Net loss for the three months ended March 31, 2009, was ($997,000), a difference of ($887,000), or (806%), as compared with the net loss of ($110,000) for the three months ended March 31, 2008, as corrected. Net loss for the nine months ended March 31, 2009, was ($2,179,000), a difference of ($1,377,000), or (172%), as compared with the net loss of ($802,000) for the nine months ended March 31, 2008, as corrected. Basic and diluted losses per share were ($0.43) and ($0.05) for the three-month periods ended March 31, 2009 and 2008, as corrected, respectively. Basic and diluted losses per share were ($0.95) and ($0.35) for the nine-month periods ended March 31, 2009 and 2008, as corrected, respectively. All securities options were anti-dilutive and therefore excluded from the per share calculations with respect to periods in which net losses were incurred.

For further information regarding the third quarter of our 2009 fiscal year, refer to our Form 10-Q for the quarterly period ended March 31, 2009, which we plan to submit to the Securities and Exchange Commission on May 15, 2009.

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Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY® and Ben Hogan® labels. The fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States. Ben Hogan® fashion apparel is distributed pursuant to a licensing agreement with Callaway Golf Company. Reserve Apparel Group LLC, a wholly owned subsidiary of Sport-Haley, Inc., formerly designed, purchased, contracted for the manufacture of, marketed and distributed branded golf apparel and outerwear under the Top-Flite® label to mass retailers and other big-box type high sales volume retail stores. Top-Flite® branded apparel was distributed until November 2007 pursuant to a licensing agreement with Callaway Golf Company, which was amended to remove the Top-Flite® brand effective January 1, 2008.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that our actual results could differ materially from those contained in forward-looking statements. Our financial condition and the results of our operations will depend on a number of factors, including, but not limited to, the following: successfully anticipating fashion trends, designing favorably accepted fashion golf apparel, effectively advertising and communicating within the marketplace, and penetrating our chosen distribution channels; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; our ability to successfully forecast sales and optimize inventory levels; our ability to successfully manage risks associated with the trend of a high relative percentage of sales with respect to licensed apparel, such as the Ben Hogan® apparel collections; loss of certain third party suppliers, and/or delays in receiving garments from third party suppliers caused by various factors, including lost or reduced manufacturing capacity or significant suppliers, labor shortages, timely performance of third parties, transportation difficulties, and others; significant delays in deliveries from third party suppliers; unsatisfactory recourse with regard to nonconforming goods received from foreign suppliers; political and international trade relations; changes in international trade quota systems for apparel; significant reliance upon several individual foreign suppliers; reliance upon a certain foreign person responsible for maintaining relationships with and monitoring the performance of certain of our significant foreign suppliers; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; access to capital; maintaining satisfactory relationships with commercial banking institutions; establishing controls with regard to and maintaining the integrity of technology and information systems; and, reliance upon executive officers and key employees. Additional information on these and other factors that could affect our financial results is included in our Form 10-K for the year ended June 30, 2008. There may be other factors not mentioned above or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statement. The reader should not place undue reliance on any forward-looking statement. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statement as a result of new information, future event or development, except as required by securities laws.

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SPORT-HALEY, INC.

Consolidated Unaudited Financial Information

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
		As		As
		Corrected		Corrected
Statements of Income Data:

Net sales	$2,852	$4,751	$8,901	$12,690

Gross profit	473	1,776	2,777	4,650

Total other operating costs	1,469	2,080	4,497	5,719

Loss from operations	(996)	(304)	(2,220)	(1,069)

Other income (expense), net	(1)	196	43	276

Net loss	(997)	(110)	(2,179)	(802)

Diluted loss per common share	$(0.43)	$(0.05)	$(0.95)	$(0.35)

Diluted weighted average shares outstanding	2,284,000	2,284,000	2,284,000	2,284,000

	March 31,
	2009	2008
		As
		Corrected
Balance Sheets Data:

Current assets	$9,609	$12,465

Total assets	9,734	12,717

Total liabilities - current	1,729	2,541

Long-term liabilities	—	—

Shareholders’ equity	8,005	10,176

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